1 © 2025 Sallie Mae Bank. All rights reserved. 2025 Barclays Global Financial Services Conference Presentation September 9th, 2025 Exhibit 99.1

2© 2025 Sallie Mae Bank. All rights reserved. This Presentation of SLM Corporation (the “Company”) includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast”, “medium term,” “long term,” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, among others, those set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K, and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update, revise, or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements that occur after the date such statements were made. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. In light of these risks, uncertainties, and assumptions, you should not put undue reliance on any forward-looking statements discussed. CAUTIONARY NOTE AND DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

3 $67M GAAP Net Income attributable to common stock in Q2 2025. $0.32 Q2 2025 GAAP diluted earnings per common share. 5.31% Net interest margin for Q2 2025; a decrease of 5 basis points from Q2 2024. $167M Total non-interest expenses in Q2 2025, as compared to $159M total non-interest expenses in the year-ago quarter. 2nd Quarter 2025 Highlights $686M Private Education Loan Originations(1) in Q2 2025 as compared to $691M in the year-ago quarter. $0.13 Common stock dividend per share paid in Q2 2025. 12.6% Return on Common Equity (2) for Q2 2025. 12.8% Total risk-based capital ratio; CET1 capital ratio of 11.5%. 2.4M Shares repurchased in Q2 2025 under the 2024 share repurchase program at an avg. price of $29.46 per share; $302 million of capacity left under repurchase program authorization as of June 30, 2025. Balance Sheet & Capital Allocation Income Statement & Earnings Summary

4 $149M Q2 2025 provision for credit losses; an increase from Q2 2024 due to loan sale timing, net commitments, as well as macroeconomic factors. 3.5% Percentage of Private Education Loans delinquent 30+ days as of 6/30/2025. $94M Private Education Loan net charge- offs for Q2 2025; 2.36% of average loans in repayment (annualized), compared with 2.19% in Q2 2024. 0.9% Percentage of Private Education Loans in an extended grace period as of 6/30/2025 (3) ; 0.9% of Private Education Loans in hardship and other forbearance (4) as of 6/30/2025. 80%+ Percentage of borrowers with Modified Loans, since inception of the current loan modification programs, that successfully made their first three payments at the modified rate. Additional Key Performance Metrics Credit Performance Funding & Liquidity Deposit portfolio balances at the end of Q2 2025 were 1% lower than at the end of Q2 2024; Q2 2025 mix of brokered vs. retail and other was approximately 42% and 58%, respectively. $539M Successfully settled the first student loan ABS transaction of the year on 5/7/25. 17.8% Liquidity ratio as of June 30, 2025. ABS transaction pricing was aligned with last year’s deals, with strong investor demand despite a volatile market.

5© 2025 Sallie Mae Bank. All rights reserved. $5,423 $5,975 $6,383 $7,013 2021 2022 2023 2024 2025 87%748 56% 86%747 57% 86%750 59% Private Education Loan Trends Second quarter 2025 originations at approximately $686 million, comparable to the year-ago quarter. Cosigned rate for originations improved 4% from the year ago quarter and average FICO at approval(5) for the portfolio was up 2 points. Average FICO at Approval(5) In School Payment Cosigned Private Education Loan Originations(1) + 7% + 10% 754 Average FICO at Approval(5) 56% In School Payment 84% Cosigned Q2 2025 752 Average FICO at Approval(5) 54% In School Payment 80% Cosigned Q2 2024 + 10% * $3,457 YTD Full Year 2025* $3,273 YTD 90%752 56% * The shaded block representing full year 2025 originations is a projected estimate. These estimates and related comments constitute forward-looking statements and are based on performance during the first six months of 2025 and management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent these estimates will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward-looking statements. See our Forward-Looking Statements disclosures on pg. 2 for more information. Q2

6© 2025 Sallie Mae Bank. All rights reserved. $8 $9 $10 $11 $12 $13 $14 $15 $16 $17 $18 Bi lli on s On Book $6 $7 $8 $9 $10 $11 Bi lli on s Off Book $3.8B Since 1Q23 On Book Balances of Loans in Repayment Off Book Balances of Loans in Repayment On book balances of loans in repayment(7) have been largely consistent over the past 2+ years, while off book balances have grown 60% since Q1 2023. Loans in Repayment Balances

7© 2025 Sallie Mae Bank. All rights reserved. Loans in Early Stage P&I Repayment 25.0% 30.0% 35.0% 40.0% 45.0% Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Jun-25 P&I 1 to 24 25.0% 30.0% 35.0% 40.0% 45.0% Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Jun-25 P&I 1 to 24 Off book loans in repayment show a higher proportion of borrowers in their first 24 months of P&I repayment, a period we recognize as the most challenging. On Book – 1 to 24 months P&I Repayment as % of Loans in Repayment Off Book – 1 to 24 months P&I Repayment as % of Loans in Repayment

8 Federal Student Loan Reform Update On July 4th, 2025, H.R.1., which contains major federal student lending reforms, was signed into law. Setting reasonable limits on parent and graduate lending better aligns these programs with the broader federal loan system and reduces the likelihood the government will lend families more than they can reasonably repay. Eliminates Grad PLUS Loans and Expands Unsubsidized Stafford Loans for Professional Graduate Students - Unsubsidized Stafford loans to graduate students remain capped at $20,500 annually; lowered to $100,000 aggregate. - Unsubsidized Stafford loans to professional graduate students raised to $50,000 annually; $200,000 aggregate. Caps Parent PLUS Loans - Introduces a $20,000 annual cap; added $65,000 aggregate (per student). Leaves Undergraduate Loan Limits at Current Levels All federal student loan program changes are to be effective for new borrowers beginning July 1, 2026, and will not apply to borrowers who begin borrowing prior to that date. Key Provisions

9© 2025 Sallie Mae Bank. All rights reserved. Q2 2025 Q1 2025 Q2 2024 Income Statement ($ Millions) Total interest income 657 656 641 Total interest expense 280 281 269 Net Interest Income 377 375 372 Less: provisions for credit losses 149 23 17 Total non-interest income 27 206 142 Total non-interest expenses 167 155 159 Income tax expense 16 99 87 Net Income 71 305 252 Preferred stock dividends 4 4 5 Net income attributable to common stock 67 301 247 Ending Balances ($ Millions) Private Education Loans held for investment, net 21,160 21,091 18,433 FFELP Loans held for investment, net - - 483 Deposits 20,482 20,073 20,744 Brokered 8,592 8,689 10,033 Retail and other 11,890 11,384 10,711 Q2 2025 Q1 2025 Q2 2024 Key Performance Metrics ($ in millions) Net Interest Margin 5.31% 5.27% 5.36% Yield—Total Interest-earning assets 9.25% 9.22% 9.25% Private Education Loans 10.62% 10.59% 10.91% Cost of Funds 4.22% 4.23% 4.16% Return on Assets (“ROA”)(6) 1.0% 4.2% 3.6% Return on Common Equity (“ROCE”)(2) 12.6% 60.1% 50.6% Private Education Loan Sales $ - $2,003 $1,589 Per Common Share GAAP diluted earnings per common share $0.32 $1.40 $1.11 Average common and common equivalent shares outstanding (millions) 213 215 222 Quarterly Financial Highlights

Credit Performance[7][8][9]

Private Education Loans Held for Investment

($ Thousands)	Quarters Ended					
	JUN 30, 2025		MAR 31, 2025		JUN 30, 2024	
	Balance	%	Balance	%	Balance	%
Loans in repayment and percentage of each status:						
Loans current	$ 15,661,996	96.5%	$ 15,333,672	96.4%	$ 13,756,538	96.7%
Loans delinquent 30-59 days	$ 300,116	1.8%	$ 276,279	1.7%	$ 224,445	1.5%
Loans delinquent 60-89 days	$ 143,633	0.9%	$ 152,612	1.0%	$ 125,384	0.9%
Loans 90 days or greater past due	$ 125,449	0.8%	$ 141,234	0.9%	$ 125,214	0.9%
Total private education loans in repayment	$ 16,231,194	100.0%	$ 15,903,797	100.0%	$ 14,231,581	100.0%
Delinquencies as % of loans in repayment		3.5%		3.6%		3.3%
Loans in forbearance	$ 303,704		$ 464,601		$ 259,192	
Percentage of loans in forbearance:						
Percentage of loans in an extended grace period [3]		0.9%		1.9%		0.8%
Percentage of loans in hardship and other forbearances [4]		0.9%		0.9%		1.0%
Total Allowance % of Private Education Loan Exposure*		5.95%		5.97%		5.90%
Net charge-offs as a % of average loans in repayment (annualized)		2.36%		1.88%		2.19%

** Total Allowance % of Private Education Loan Exposure defined as total allowance for credit losses as a percentage of the ending total loan balance plus unfunded loan commitments and total accrued interest receivable on Private Education Loans, where total allowance for credit losses represents the sum of the allowance for Private Education Loans and the allowance for unfunded loan commitments.*

© 2025 Sallie Mae Bank. All rights reserved.
10

11© 2025 Sallie Mae Bank. All rights reserved. Factors affecting the Provision for Credit Losses 2nd Quarter 2025 Allowance for Credit Losses Consolidated Statements of Income – Provision for Credit Losses Reconciliation • Provision for credit losses with focused impact from increased uncertainty in the macroeconomic outlook. • Total Allowance % of Private Education Loan Exposure was stable at 5.95%, slightly down from Q1 2025. Quarter Ended June 30, 2025 ($ THOUSANDS) Private Education Loan provision for credit losses: Provision for loan losses 92,189$ Provision for unfunded loan commitments 56,529 Provisions for credit losses reported in consolidated statements of income 148,718$ © 2025 Sallie Mae Bank. All rights reserved.

12 2025 Updated Guidance* For the full year 2025, the Company expects: $3.00 - $3.10 GAAP Diluted Earnings Per Common Share 5% - 6% Private Education Loan Originations Year-over-Year Growth 2.0% - 2.2% Total Loan Portfolio Net Charge-Offs as a Percentage of Average Loans in Repayment $655 - $675 Million Non-Interest Expenses * The 2025 Updated Guidance and related comments constitute forward-looking statements and are based on management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent this guidance will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward- looking statements. See our Forward-Looking Statements disclosures on pg. 2 for more information.

13 1. Originations represent loans that were funded or acquired during the period presented. 2. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 3. We calculate the percentage of loans in an extended grace period as the ratio of (a) Private Education Loans in forbearance in an extended grace period numerator to (b) Private Education Loans in repayment and forbearance denominator. An extended grace period aligns with The Office of the Comptroller of the Currency definition of an additional, consecutive, one-time period during which no payment is required for up to six months after the initial grace period. We typically grant this extended grace period to customers who may be having difficulty finding employment before the full principal and interest repayment period starts or once it has begun. 4. We calculate the percentage of loans in hardship and other forbearances as the ratio of (a) Private Education Loans in hardship and other forbearances (excluding loans in an extended grace period and delinquent loans in disaster forbearance) numerator to (b) Private Education Loans in repayment and forbearance denominator. If the customer is in financial hardship, we work with the customer and/or cosigner and identify any available alternative arrangements designed to reduce monthly payment obligations, which may include a short-term hardship forbearance. 5. Represents the higher credit score of the cosigner or the borrower. 6. We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator. 7. Loans in repayment include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but do not include loans in the “loans in forbearance” metric). 8. For purposes of this slide, loans in forbearance include loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors (other than delinquent loans in disaster forbearance), consistent with established loan program servicing policies and procedures. 9. The period of delinquency is based on the number of days scheduled payments are contractually past due. Footnotes